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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement pertaining to the Employee Stock Purchase Plan of Axys Pharmaceuticals, Inc. of our report dated February 5, 1999, with respect to the consolidated financial statements of Axys Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




Palo Alto, California
July 28, 1999